UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2008 (January 28, 2008)

CardioTech International, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)
(978) 657-0075
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement.

On January 28, 2008, CardioTech International, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).  The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Rights Agreement, the Company’s Board of Directors has created and designated a class of preferred stock, the Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”) as evidenced by the Certificate of Designation of the Preferred Shares filed with the Delaware Department of State on January 28, 2008 and filed herewith as Exhibit 3.1 to this Current Report on Form 8-K.  In addition, the Company’s Board of Directors has declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Shares”).  The dividend is payable on February 8, 2008(the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Preferred Share, at a price of $100 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.

Until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (such person, entity or group, an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person, entity or group becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights to Purchase Preferred Shares, which is included in the Rights Agreement as Exhibit C thereof (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any Common Share certificates outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights, substantially in the form included as Exhibit 4.2 to this Current Report on Form 8-K (“Right Certificates”), will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on February 8, 2018(the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.  The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as described in the Rights Agreement.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, when, as and if declared by the Company’s Board of Directors, but will be entitled to an aggregate dividend of 100 times any dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100.00 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per Common Share.  Each Preferred Share will have 100 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per Common Share.  These Rights are protected by customary anti-dilution provisions.  The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person, entity or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights).

Generally, under the Rights Agreement, an “Acquiring Person” will not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company.

In addition, except in certain circumstances as set forth in the Rights Agreement, no person will become an Acquiring Person (x) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares issued and outstanding, increases the percentage of Common Shares beneficially owned by such person to 15% or more of the Common Shares then outstanding or (y) as the result of the acquisition of Common Shares directly from the Company; unless, in either case, such person thereafter acquires additional Common Shares without the Company’s prior written consent.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than Rights owned by such Acquiring Person or group which shall have become void), in whole or in part, at an exchange ratio of one Common Share per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of (i) such time that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Company may redeem all, but not less than all, of the outstanding Rights at a price of $0.01 per Right (the “Redemption Price”).  The Rights may also be redeemed at certain other times as described in the Rights Agreement.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Company’s Board of Directors without the consent of the holders of the Rights, except that from and after such time as the Rights become detached no such amendment may adversely affect the interest of the holders of the Rights other than the interests of an Acquiring Person or its affiliates or associates.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at the Redemption Price.

On January 28, 2008, the Company issued a press release in which it announced the adoption of the Rights Agreement.  A copy of the Rights Agreement is filed herewith as Exhibit 4.1 and a copy of the press release is filed herewith as Exhibit 99.1.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    See Item 1.01 above, which is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                                 Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement dated January 28, 2008 by and between CardioTech International, Inc. and American Stock Transfer & Trust Company.

4.2	Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1).

99.1	Press Release of CardioTech International, Inc. dated January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

Dated: January 29, 2008                                                       By:            /s/ Michael F. Adams
            Michael F. Adams
            CEO and President

EXHIBIT INDEX

Exhibit No.                                 Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement dated January 28, 2008 by and between CardioTech International, Inc. and American Stock Transfer & Trust Company.

4.2	Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1).

99.1	Press Release of CardioTech International, Inc. dated January 29, 2008.